Exhibit 10.1

FIRST AMENDMENT TO

HARVARD BIOSCIENCE, INC. SECOND AMENDED AND RESTATED

2000 STOCK OPTION AND INCENTIVE PLAN

This First Amendment (“First Amendment”) to the Harvard Bioscience, Inc. Second Amended and Restated 2000 Stock Option and Incentive Plan (the “Plan”) is effective as of February 24, 2009. The Plan is hereby amended as set forth below.

1. Section 5(b) of the Plan is hereby amended and restated as follows:

b)	Stock Options Granted to Independent Directors.

i) Automatic Grant of Options.

(1) Each Independent Director who is first elected to serve as a Director shall be granted, on the fifth business day after his election, a Non-Qualified Stock Option to acquire 25,000 shares of Stock.

(2) The exercise price per share for the Stock covered by a Stock Option granted under this Section 5(b) shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

(3) The Administrator, in its discretion, may grant additional Non-Qualified Stock Options to Independent Directors. Any such grant may vary among individual Independent Directors.

ii) Exercise; Termination.

(1) Unless otherwise determined by the Administrator, an Option granted under Section 5(b) shall be exercisable as to one-third of the shares of Stock covered thereby as of the first anniversary of the grant date, as to a second one-third of the shares of Stock covered thereby as of the second anniversary of the grant date, and as to the remaining one-third of the shares of Stock covered thereby as of the third anniversary of the grant date. An Option issued under this Section 5(b) shall not be exercisable after the expiration of ten years from the date of grant.

(2) Options granted under this Section 5(b) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(iv). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

DATE FIRST AMENDMENT APPROVED BY BOARD OF DIRECTORS: February 24, 2009